Exhibit 99.1

ontact:  Steve Pickman or Robert Zonneveld

   913-367-1480

FOR IMMEDIATE RELEASE:

MGP INGREDIENTS BOARD DECLARES DIVIDEND

                                                ATCHISON, Kan., March 6, 2008—The Board of Directors of MGP Ingredients, Inc. (Nasdaq/MGPI) today declared a semi-annual dividend of 10 cents ($0.10) per share on the company’s common stock.  The dividend is payable on April 14, 2008 to stockholders of record as of March 31, 2008.

                                                “The directors are pleased to authorize a dividend at this time as a reflection of our continued confidence in the company’s strategic growth initiatives,” said Board Chairman Ladd Seaberg.  “The amount of this dividend is consistent with what we did at this time a year ago.  In 2007, we paid semi-annual dividends of 10 cents ($0.10) per share in April and 15 cents ($0.15) per share in October.”

                                                                                                In business since 1941, MGP Ingredients is an innovative pioneer in the development and production of natural grain-based products, including specialty and commodity proteins and starches, and food grade and fuel grade alcohol.  The company operates facilities in Atchison, Kansas City and Onaga, Kan., and Pekin, Ill.

###